Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-132566) and Form S-8 (Nos. 333-136963, 333-85368, 333-84787) of BioMarin Pharmaceutical Inc. of our report dated February 25, 2008 relating to the financial statements of BioMarin/Genzyme LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 25, 2008